UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2006

Patriot Capital Funding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

274 Riverside Avenue, Westport, Connecticut	06880

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     In response to a question we received during our March 3, 2006 earnings conference call, we are providing the following additional information with respect to our interest expense for the year and three months ended December 31, 2005:
•	Interest expense for the year and three months ended December 31, 2005 included interest on our borrowings, unused fees, if any, on the amount of principal borrowings available under our lending agreements, and amortization of loan origination fees.
•	During the three months ended December 31, 2005, we reclassified our amortization of loan origination fees into interest expense to conform to the year-end presentation of interest expense. We had recorded such fees in general and administrative expenses for the first three quarters of 2005.
•	The table below details the components of our interest expense for the year and three months ended December 31, 2005:

		Three
	Year Ended	Months Ended
	December 31, 2005	December 31, 2005
	(unaudited)	(unaudited)

Interest expense	$3,083,563	$85,897
Unused fees	157,803	85,859
Amortization of loan origination fees	276,623	99,132

Subtotal	3,517,989	270,888

Reclassification of amortization of loan origination fees (1)	—	177,491

Total interest expense as previously reported	$3,517,989	$448,379

(1)	Amount of amortization of loan origination fees reclassified from general and administrative expenses recorded through the third quarter of 2005 to conform to the year-end presentation of interest expense.
     The information in this Form 8-K is being furnished pursuant to Item 7.01 — “Regulation FD Disclosure” of Form 8-K. The information in this Form 8-K shall not be treated as filed for purposes of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.
March 6, 2006	By:	William E. Alvarez, Jr.

Name: William E. Alvarez, Jr. Title: Executive Vice President, Chief Financial Officer and Secretary